UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

October 14, 2005
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3	Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 14, 2005, Griffin Land & Nurseries, Inc. (“Griffin”) received a notification from The Nasdaq Stock Market that due to Griffin’s failure to file its quarterly report on Form 10-Q for the thirteen weeks ended August 27, 2005 on a timely basis as required by Nasdaq Marketplace Rule 4310(c)(14), Griffin’s common stock is subject to potential delisting from The Nasdaq Stock Market. The delay in filing this report is the result of the previously announced restatement of Griffin’s consolidated financial statements for the fiscal years ended November 29, 2003 and November 27, 2004 and the thirteen weeks ended February 26, 2005.

Griffin was notified on September 8, 2005 that it was subject to potential delisting as a result of the failure to timely file its quarterly report on Form 10-Q for the thirteen weeks ended May 28, 2005. In response to that notice, Griffin appeared before a Nasdaq Listing Qualifications Panel (the “Panel”) on October 6, 2005 and requested the Panel grant to Griffin a thirty-day exception to Marketplace Rule 4310(c)(14). Griffin expects to complete the restatement and file its quarterly reports on Form 10-Q for the thirteen weeks ended August 27, 2005 and May 28, 2005 within the requested thirty-day period. Griffin’s appeal to the Panel automatically stayed the delisting of its common stock pending the Panel’s review and determination. There can be no assurance that the Panel will grant Griffin’s request for continued listing. Griffin’s stock will remain listed on The Nasdaq National Market under the trading symbol “GRIFE” during the pendency of the Panel’s review and determination.

Section 7	Regulation FD

Item 7.01.	Regulation FD Disclosure

On October 18, 2005, Griffin issued a press release advising that it had received a notification of delisting from The Nasdaq Stock Market, Inc. Attached as Exhibit 99.1 to the report is Griffin’s October 18, 2005 press release, which is hereby incorporated by reference.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1 Press release dated October 18, 2005, announcing notification from The Nasdaq Stock Market, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: October 18, 2005

NEWS FROM:		Exhibit 99.1

GRIFFIN LAND & NURSERIES, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 653-4541

GRIFFIN RECEIVES NASDAQ NOTICE REGARDING NON-COMPLIANCE WITH FORM 10-Q FILING REQUIREMENTS

NEW YORK, NEW YORK (October 18, 2005) Griffin Land & Nurseries, Inc. (Nasdaq: GRIFE) (“Griffin”) today announced that on October 14, 2005 it received notice from The Nasdaq Stock Market, Inc. that due to Griffin’s failure to file its quarterly report on Form 10-Q for the thirteen weeks ended August 27, 2005 on a timely basis as required by Nasdaq Marketplace Rule 4310(c)(14), Griffin’s common stock is subject to potential delisting from The Nasdaq Stock Market. The delay in filing this report is the result of the previously announced restatement of Griffin’s consolidated financial statements for the fiscal years ended November 29, 2003 and November 27, 2004 and the thirteen weeks ended February 26, 2005.

Griffin was notified on September 8, 2005 that it was subject to potential delisting as a result of the failure to timely file its quarterly report on Form 10-Q for the thirteen weeks ended May 28, 2005. In response to that notice, Griffin appeared before a Nasdaq Listings Qualifications Panel (the “Panel”) on October 6, 2005 and requested the Panel grant to Griffin a thirty-day exception to Marketplace Rule 4310(c)(14). Griffin expects to complete the restatement and file its quarterly reports on Form 10-Q for the thirteen weeks ended August 27, 2005 and May 28, 2005 within the requested thirty-day period. Griffin’s appeal to the Panel automatically stayed the delisting of the Company’s common stock pending the Panel’s review and determination. There can be no assurance that the Panel will grant Griffin’s request for continued listing. Griffin’s common stock will remain listed on The Nasdaq National Market during the pendency of the Panel’s review and determination.

Griffin operates a real estate business under its Griffin Land division and a landscape nursery business, Imperial Nurseries, Inc.

Forward-Looking Statements:
This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.